Exhibit 10.2

RETURN TO TREASURY AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the __ day of __________________, 2018, by and between Point Capital, Inc., a Delaware corporation (the “Company”) and ________________ (the “Shareholder”).

WHEREAS, the Shareholder is the registered and beneficial owner of an aggregate of ________ shares of the Company’s common stock (collectively, the “Shares”);

WHEREAS, the Shareholder received his Shares in consideration for prior and continuing services;

WHEREAS, the Shareholder is aware of the pending Agreement and Plan of Merger and Reorganization among the Company, Blind Faith Acquisition Corp. and Blind Faith Concepts, Inc. (“Blind Faith”), pursuant to which Blind Faith will become a wholly-owned subsidiary of the Company in a reverse merger transaction (the “Merger”); and

WHEREAS, the Shareholder understands that Blind Faith has agreed to complete the Merger subject to the Shareholder and other shareholders of the Company selling back shares of the Company’s common stock at par value, and the Shareholder has determined that the sale and return of __________ of the Shares (the “Retired Shares”) to the Company’s treasury for $______ (the “Purchase Price”) is in the best interest of the Company and its shareholders.

NOW THEREFORE for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Sale and Surrender of Shares

1.       Effective immediately prior to the Merger (the “Effective Date”), the Shareholder hereby sells and surrenders to the Company the Retired Shares by delivering to the Company a share certificate or certificates representing the Retired Shares, duly endorsed for transfer in blank, signatures medallion guaranteed. The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Retired Shares. Within five (5) business days after the Effective Date, the Company shall mail a check to the Shareholder in an amount equal to the Purchase Price.

Representations and Warranties

2.       The Shareholder represents and warrants to the Company that he is the owner of the Retired Shares, that he has good and marketable title to the Retired Shares, and that the Retired Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

Indemnification

3.       The Shareholder agrees to indemnify the Company, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by the Company resulting from any breach of representation or warranty, in any material respect, made by the Shareholder pursuant to Section 2 of this Agreement. If any claim, action or proceeding is brought against the Company arising out of a claim that is the subject of indemnification under this Agreement, the Company shall provide the Shareholder with prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by the Shareholder, the Shareholder shall inform the Company (delivering the Indemnification Notice), within 5 business days after receipt of the Indemnification Notice, whether Shareholder elects to compromise or defend such claim, action or proceeding.    The Shareholder shall have the right, at its option, to compromise the claim, at its own expense.  In the event the Shareholder elects to defend, the Company shall have the right to control the defense of any claim brought against him that is the subject of this indemnification.  All costs and expenses incurred, including legal fees, in connection with the compromise or defense of any claim shall be paid by the Shareholder.

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General

4.       Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

5.       For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws of the State of New York and the Courts prevailing in the State of New York.

6.      Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the date of transmission, if such notice or communication is delivered via e-mail or the second day following the date of mailing, if sent by U.S. nationally recognized overnight courier service. The e-mail address and mailing address for such notices and communications to the Shareholder shall be as set forth on the signature page hereto.

7.       The provisions contained herein constitute the entire agreement among the Company and the Shareholder with respect to the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, between the Company and the Shareholder with respect to the subject matter hereof.

8.       This Agreement will enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.       This Agreement is not assignable without the prior written consent of the parties hereto.

11.     This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

[Signature page follows]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

POINT CAPITAL, INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:
Title:
Title If applicable):

E-mail address:

Mailing address:

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